                             CONFIDENTIAL TREATMENT

*****[Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission]





                                                                    Exhibit 10.7


                            MASTER LICENSE AGREEMENT


          THIS AGREEMENT is dated 16 January 1996, between EATON CORPORATION, a corporation organized and existing under the laws of the State of Ohio, United States of America, and having its principal place of business at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114, United States of America (hereinafter called "EATON") and SUMITOMO EATON NOVA KABUSHIKI KAISHA (SUMITOMO EATON NOVA CORPORATION), a corporation organized and existing under the laws of Japan and having its principal place of business at 13-16, Mita 3 Chome, Minato-ku, Tokyo 108, Japan, (hereinafter called "SEN").

                                  WITNESSETH:

          WHEREAS, EATON manufactures certain Products (as hereinafter defined) in the United States of America under various patents and patent applications and sells such Products throughout the world;

          WHEREAS, EATON has developed, through substantial research and development and many years of successful manufacture of such Products, valuable and confidential technical information, know-how and data relating to the design, manufacture and assembly of the Products;

          WHEREAS, SEN is a joint venture company organized by EATON and SUMITOMO HEAVY INDUSTRIES, LTD., a company organized and existing under the laws of Japan and having its principal place of business at 9-11, 5 Chome, Kitashinagawa, Shinagawa-ku, Tokyo 141, Japan (hereinafter called "SUMITOMO"), for the purpose of manufacturing, using and selling the Products in the Territory (as hereinafter defined); and

          WHEREAS, SEN has manufactured and sold certain of the Products under License Agreements dated April 1, 1983 and February 24, 1989 including applicable amendments, which agreements shall terminate as of the effective date of this Agreement; and

          WHEREAS, SEN desires to acquire from EATON, and EATON is willing to grant to SEN, a license to manufacture, use and sell the Products in the Territory under EATON's applicable patents and patent applications and through the use of EATON's Technical Information (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

I.        DEFINITIONS:

          1.01 "Affiliated Company" as used herein shall mean any corporation or other legal entity in which EATON, SUMITOMO or a Related Company (as defined later in this Article I) of either owns less than the majority of the outstanding voting stock.

          1.02 "Related Company" as used herein shall mean any corporation or other legal entity (a) which owns, directly or indirectly, the majority of the outstanding voting stock of a party hereto, (b) the majority of the outstanding voting stock of which is owned by a party hereto, or (c) the majority of the outstanding voting stock of which is owned, directly or indirectly, by any corporation or other legal entity described in clauses (a) and (b) of this sentence.

          1.03 "Effective Date" as used herein shall mean 1 October 1995.

          1.04 "Territory" as used herein shall mean Japan.

          1.05 "Net Sales" as used herein shall mean the aggregate sums invoiced by SEN for any and all sales of Products, less:

                (a) actual returns, applicable discounts, sales commissions, freight allowances, packing and crating costs, insurance costs, and local sales or turnover taxes, if any, relating to individual Product sales and separately stated in SEN's invoices to its customers or otherwise documented to EATON's satisfaction: and

                (b) the FOB factory invoiced amounts charged to SEN for the Products purchased by SEN from the Semiconductor Equipment Operations of Eaton Corporation.

          1.06 "Patents" as used herein shall mean (a) patent applications which EATON has filed or will hereafter file in the Territory relating to the Products, and (b) patents in the Territory which hereafter issue on such patent applications, and (c) patents relating to the Products to which EATON acquires the right to grant licenses during the term of this Agreement.

          1.07 "Products" as used herein shall mean the ion implantation systems defined in Appendix A attached hereto as part of this Agreement, including software, components and parts therefor. Other Products may be added to Appendix A upon agreement of the parties as to their inclusion and applicable royalty schedule.

          1.08 "Technical Information" as used herein shall mean confidential and secret technical information, know-how, engineering drawings, data, processes, bills of materials, detailed drawings and specifications, descriptions of assembly and manufacturing procedures, computerized production control systems, software and related source code, quality and inspection standards, drawings of jigs and fixtures, sales

                             CONFIDENTIAL TREATMENT

*****[Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission]





          literature and reports relating to the design, assembly and manufacture of the Products owned or to be owned by EATON and which EATON has the right to furnish to SEN during the term of this Agreement.

          1.09 "Existing Technical Information" as used herein shall mean the Technical Information which EATON has developed or acquired (whether pursuant to a license agreement or otherwise) and has owned for at least twelve (12) months prior to the effective date of this Agreement.

          1.10 "Future Technical Information" as used herein shall mean the Technical Information which EATON (a) has developed or acquired (whether pursuant to a license agreement or otherwise) during the twelve (12) month period immediately preceding the effective date of this Agreement or (b) develops, or acquires (whether pursuant to a license agreement or otherwise), and under which EATON is entitled to grant licenses during the term of this Agreement.

II.       GRANT

          EATON hereby grants to SEN the following license, subject to the terms and conditions set forth hereinafter:

                (a) An exclusive license to utilize the Existing and Future Technical Information, and an exclusive license under the Patents to manufacture, use and sell the Products in the Territory; and

                (b) A non-exclusive license to sell the Products outside the Territory, provided such sales are made pursuant to the terms of the Export Sales Agreement as entered into between SEN and EATON on 16 January 1996.

III.      PAYMENTS:

          In consideration of the license rights granted under Section II above, SEN shall pay to EATON the following percentage royalties based on Net
          Sales:

                (a) For Products designated as High Current Products in Appendix A, [*] from the Effective Date of this Agreement until March 31, 1998 and [*] thereafter;

                (b) For Products designated as Medium Current Products in Appendix A, [*] from the Effective Date of this Agreement until February 28, 1999 and [*] thereafter; and

                (c) For Products designated as High Energy Products in Appendix A, [*] from the Effective Date of this Agreement until March 31, 1998 and [*] thereafter.

                             CONFIDENTIAL TREATMENT

*****[Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission]




IV.       TIME AND METHOD OF PAYMENT:

          4.01 The royalty payments to be paid to EATON pursuant to Section III above shall be paid within thirty (30) days after the close of each calendar semi-annual period ending on the last day of September and March, respectively, of each year during the term of this Agreement, including any extensions thereof.

          4.02 All amounts to be paid to EATON under Section III above, unless EATON shall have previously otherwise notified SEN in writing, shall be payable in U.S. Dollars converted from Japanese Yen at the lawful exchange rate of an authorized foreign exchange bank in Japan favorable to EATON, prevailing on the date when payment of such amounts is made. Payments shall be made by telegraphic transfer to EATON's account at Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York 10081, U.S.A., Account Number [*]. Upon termination of this Agreement for any reason whatsoever, any unpaid royalty payments shall become immediately due and payable to EATON.

V.        RECORD KEEPING AND REPORTS:

          5.01 SEN shall keep complete and accurate records and books relating to the manufacture, use and sale of the Products. EATON, through its representatives and employees, shall have the right to inspect and audit such records and books for the purpose of determining the sufficiency and accuracy thereof and the correctness of any payments made hereunder.

          5.02 Each sale of Products shall be deemed made when invoiced to the customer. Accompanying each semi-annual royalty payment due under
          Section III hereof, SEN shall furnish to EATON a statement in writing showing in reasonable detail the following information:

                (a) Net Sales, including quantity, description and price of all Products invoiced to customers during the preceding semi-annual period;

                (b) A computation of the gross amount of the semi-annual royalty payment due EATON;

                (c) Taxes levied in the Territory with respect to each such payment;

                (d) A computation of the net amount to be paid to EATON; and

                (e) Every schedule of any prices established by SEN for the sale of the Products, including any and all amendments, changes or supplements to such schedules.

VI.       TAXES:

          SEN shall be entitled to withhold any taxes required by Japanese law to be withheld from payments made to EATON hereunder and shall promptly remit such taxes to the Japanese Government on behalf of EATON. SEN shall promptly furnish to EATON a tax withholding receipt acknowledging the payment of any such withholding tax when such receipt is received by SEN from the Japanese Government.

VII.      DISCLOSURE OF EXISTING TECHNICAL INFORMATION:

          7.01 Within thirty (30) days after the signing of this Agreement, EATON shall begin to disclose and supply to SEN all Existing Technical Information which is not already in SEN's possession. However, notwithstanding anything in the preceding sentence to the contrary, in no event shall EATON furnish any Existing Technical Information to SEN on or after the date of any notice of termination of this Agreement. All Existing Technical Information to be supplied under the terms of this Agreement shall be in the language and the system of measures commonly used by EATON or its Affiliated or Related Company supplying the Existing Technical Information.

          7.02 The Existing and Future Technical Information to be furnished by EATON hereunder is confidential and secret, and title to all such Technical Information shall remain vested in EATON. SEN shall preserve and protect the confidential nature of the Technical Information and shall not disclose the Technical Information to any parties outside SEN's organization without the written consent of EATON except suppliers, subcontractors and customers to the extent necessary to enable SEN to manufacture, use and sell the Products in accordance with the licenses granted to SEN hereunder. Any and all drawings, blueprints, specifications and other written materials produced by or at the request or direction of SEN disclosing Technical Information to any such party shall be marked with the following language in the English and/or Japanese languages:

          Notice to persons receiving this information:

          The technical information disclosed herein is the confidential property of Eaton Corporation, Cleveland, Ohio, U.S.A., and is issued in confidence for engineering information only. It may not be reproduced or used in any way without an express written license from Eaton Corporation.

          7.03 The disclosures permitted under Paragraph 7.02 above shall not relieve SEN of its obligation to maintain the confidentiality of the Technical Information, and SEN shall be liable for any unauthorized disclosure by it or by those to whom SEN has made any disclosure.

          7.04 During the term of this Agreement, EATON shall not convey any of the Technical Information to any party in the Territory other than SEN and shall not use the Technical Information in the manufacture of the Products in the Territory.

VIII.     TECHNICAL ASSISTANCE:

          8.01 During an initial period after the Effective Date of this Agreement and from time to time thereafter, EATON shall furnish, upon the written request of SEN, the services of qualified engineers or technicians of EATON, its Affiliated or Related Companies to assist SEN for reasonable periods of time in acquiring knowledge and training relating to the Technical Information and the design, manufacture, assembly and marketing of the Products. The final decision as to the availability of such EATON personnel shall be made exclusively by EATON, and EATON shall exercise every reasonable effort to furnish such personnel for the period requested by SEN insofar as such request does not interfere with the activities of EATON, its Affiliated or Related Companies.

          8.02 EATON shall permit SEN's employees to make a reasonable number of routine visits to certain facilities of EATON, its Affiliated or Related Companies that manufacture the Products to enable SEN to gain knowledge with respect to the manufacture of the Products. EATON and SEN shall agree upon the number of SEN's employees to make such visits prior to any such visit. Any and all expenses, including salaries, of SEN's personnel making such visits shall be paid solely by SEN.

IX.       PARTS AND COMPONENTS:

          It is the intention of the parties that the Products, parts and components to be sold by SEN under the licenses granted herein will be manufactured and/or purchased by SEN using the most economical sources available to SEN, and the parties understand that due to economies of scale and/or currency relationships EATON may be such most economical source at any given time during the term of this Agreement. Accordingly, Eaton shall, to the best of its ability and capacity, sell and supply to SEN Products, parts and components when requested by SEN. The price to SEN for such Products, parts and components shall be mutually agreed upon by the parties.

X.        PURCHASE OF PRODUCTS BY EATON FROM SEN:

          SEN shall, to the best of its ability and capacity, sell and supply Products, parts and components to EATON and its Affiliated or Related Company when requested by Eaton. The price to Eaton or any such Affiliated or Related Company for such Products, parts and components shall be mutually agreed upon by the parties. Purchases from SEN under this section shall be paid for in the currency specified by SEN.

XI.       MODIFICATIONS OF PRODUCTS:

          11.01 It is the intention of the parties that the Products to be manufactured by SEN under this Agreement shall meet the needs of the worldwide markets addressed by EATON and SEN, thus such products shall conform to EATON's basic designs and specifications for the Products and shall be of substantially the same quality and serviceability as the Products manufactured by EATON.

          11.02 Any modifications to the Products which SEN deems to be required to further conform them to the Japanese market and/or to satisfy special customer needs may be made by SEN without prior approval by EATON, provided however, that such modifications are consistent with and conform to Eaton's specifications. SEN shall within two (2) weeks after releasing such modifications to production provide EATON with details of such modifications in the English language sufficient for EATON to verify their consistency with and conformity to Eaton's specifications.

          11.03 Any modifications to the Products which SEN deems to be required and which are not consistent with and in conformity with the specifications shall be reviewed by appropriate representatives of EATON and SEN to determine if they are to be made. If the parties agree that such modifications are to be made, EATON shall at its sole discretion either carry out such modifications itself, or shall subcontract such modifications to SEN under terms and conditions to be agreed upon by the parties.

XII.      DISCLOSURE OF FUTURE TECHNICAL INFORMATION:

          12.01 During the term of this Agreement, EATON shall, at its sole expense, fully disclose to SEN any Future Technical Information and Patents in the Territory resulting from such Future Technical Information which are developed by EATON or any of its Affiliated and Related Companies if EATON then owns and has the right to furnish SEN such Future Technical Information. Effective as of a date twelve (12) months after EATON's acquisition of such Future Technical Information, the exclusive license granted under Section II hereof shall be deemed to apply to such Future Technical Information.

          12.02 During the term of this Agreement, SEN shall, at its sole expense, fully disclose in the English language to EATON all Technical Information improvements and modifications, and patents in the Territory resulting from such improvements and modifications, which are developed by SEN relating to the Products, SEN hereby grants to EATON and its Affiliated and Related Companies during the term of this Agreement, a non-exclusive, royalty-free license to manufacture, have manufactured, use and sell the Products in any country of the world outside the Territory utilizing such Technical Information improvements and modifications developed by SEN, subject to SEN's exclusive right to use such improvements and modifications in the Territory. If any such Technical Information improvements and modifications developed by SEN during the term of this Agreement constitute patentable subject matter, SEN shall have the right, at its sole expense, to file patent applications and obtain patents therefor in its own name in any country of its choice; provided, however, that SEN, at its sole expense, shall furnish to EATON a copy of each such patent application immediately after filing such application. All such applications and patents resulting therefrom on Technical Information modifications and improvements of SEN shall be the property of SEN. SEN hereby grants to EATON, during the term of this Agreement, a non-exclusive, royalty-free license with the right to grant sublicenses to manufacture, have manufactured, use and sell the Products under such applications and patents resulting therefrom in all countries of the world outside the Territory.

          12.03 During the term of this Agreement, EATON shall have the right at its sole expense, to file patent applications in its own name in any country of the world in which SEN does not file such applications with respect to any and all Technical Information improvements and modifications developed by SEN relating to the Products. SEN shall, upon the request of EATON, and without any cost to EATON, promptly execute and procure the execution of any and all documents necessary or desirable to enable EATON to file such applications in countries in which SEN does not file such applications. EATON hereby grants to SEN
          (a) an exclusive, royalty-free license in the Territory during the effective period of said patents and (b) a non-exclusive, royalty-free license in any other country of the world during the effective period of said patents to manufacture, use and sell the Products under such applications and patents resulting therefrom with respect to Technical Information improvements and modifications developed by SEN.

XIII.     RIGHT TO SUBLICENSE AND SUBCONTRACT:

          Notwithstanding anything to the contrary contained in this Agreement, SEN shall not have the right to sublicense the rights granted or to be granted under this Agreement without the prior written consent of EATON. SEN shall have the right to subcontract the manufacture of parts and components for the Products from time to time.

XIV.      SIMILAR TRADEMARKS:

          The parties have entered into a separate Trademark Agreement governing the use of EATON trademarks on the Products. If such Trademark Agreement is terminated for any reason, the following provisions of this Section XIV shall apply: SEN shall not use any of the Trademarks (as defined in the Trademark Agreement) or any trademark which is confusingly similar to any of the Trademarks. If SEN during the term of this Agreement asserts ownership in any trademark which, in the opinion of EATON, is the same as or confusingly similar to any of the Trademarks, SEN will, upon the written request of EATON, immediately (1) transfer and assign all right, title and interest which it asserts in such trademark to EATON or EATON's designee, and (2) discontinue the use of such trademark. SEN shall not file or cause to be filed any trademark application in any country of the world covering any trademark which, in the opinion of EATON, is confusingly similar to any of the Trademarks.

XV.       QUALITY CONTROL:

          All rights and privileges granted or to be granted under this Agreement to SEN are expressly conditioned upon the maintenance by SEN of the standards of quality and reliability for the Products established worldwide by EATON and its Affiliated and Related Companies. SEN shall manufacture the Products in accordance with the Technical Information supplied or to be supplied hereafter by EATON. SEN shall permit EATON, through its representatives, at all reasonable times to inspect the plant, equipment, manufacturing and assembly techniques of SEN which relate to the Products, and EATON shall have the right to test, at its sole expense, regular production specimens of the Products on the premises of SEN at any time so as to determine whether SEN is manufacturing the Products in conformity with the established quality standards and specifications of EATON and its Affiliated and Related Companies. EATON shall promptly advise SEN of any features of the quality standards and specifications of the Products manufactured by SEN which are not substantially the same as EATON's quality standards and specifications for the Products, and SEN, upon receipt of such advice, shall correct any such sub-quality features to the satisfaction of EATON within a reasonable period of time, not to exceed one hundred twenty (120) days after the receipt of such advice.

XVI.      PRODUCT IDENTIFICATION:

          Unless otherwise directed by EATON, SEN shall see that the following statement, in the English and/or Japanese language, is contained in all of SEN's advertising and promotional materials and on a name plate prominently displayed on each of the Products manufactured hereunder:

          Manufactured under license from Eaton Corporation, U.S.A.

          SEN's use of the foregoing statement or any subsequently authorized statement shall apply only to the Products manufactured by SEN which are under complete quality control and which meet the standards of quality specified by EATON, its Affiliated and Related Companies, as provided for in Section XV hereof.

XVII.     RECORDING OF DOCUMENTS:

          The parties shall execute or have executed all papers and documents which may be necessary or desirable to record SEN as a licensee or sub-licensee user of said Patents, Technical Information, improvements and modifications of Technical Information and related patents in the different jurisdictions of the world where such recording is necessary in order to protect the rights of either party in and to said Patents, Technical Information, improvements and modifications and related patents.

XVIII.    INFRINGEMENT OF THIRD PARTY RIGHTS:

          18.01 If SEN is charged with infringement of third parties' patents in the Territory or any other jurisdiction of the world and/or is made a defendant in a lawsuit as a result of the manufacture, use or sale of the Products under the provisions of this Agreement, SEN shall (a) assume all cost, expenses, damages and other obligations for payments incurred as a consequence of such charge of infringement and/or lawsuit and (b) indemnify and hold EATON harmless from any and all liability resulting from such charge of infringement and/or lawsuit or any such charge and/or lawsuit against SEN's customers.

          18.02 At the request of SEN, EATON shall lend SEN the assistance of EATON, its Affiliated and Related Companies in the defense of any such infringement charge and/or lawsuit, but any expense incurred by such parties in such undertaking shall be borne solely by SEN and shall be paid by SEN to EATON within thirty (30) days after receipt of an itemization of such expenses from EATON.

XIX.      INFRINGEMENT OF PATENTS BY THIRD PARTIES:

          19.01 If SEN becomes aware of any infringement or alleged infringement in the Territory of any of the Patents, it shall immediately notify EATON in writing of the name and address of each infringer or alleged infringer and the acts or alleged acts of infringement of the Patents. EATON shall have the first right, consistent with the law of the place of infringement, to bring an infringement action against any or all such infringers or alleged infringers of the Patents. In the event that EATON elects to bring any such infringement action in its own name, EATON shall bear any and all expenses incurred in maintaining such infringement action and shall retain for itself any and all moneys or other benefits derived from such infringement action. If EATON shall deem it necessary or desirable to join SEN as a party plaintiff in any infringement action against an infringer or alleged infringer of the Patents, EATON shall consult with and obtain the approval of SEN prior to institution of such infringement action. In the event that EATON and SEN so agree jointly to bring such an infringement action, the parties shall (a) bear equally any and all expenses incurred in maintaining such infringement action, and (b) share equally any and all moneys or other benefits derived from such infringement action.

          19.02 If EATON does not bring an infringement action within six (6) months after notification from SEN of infringement or alleged infringement of the Patents, SEN shall have the first right, consistent with the law of the place of infringement, to bring an infringement action in its own name after the expiration of said six
          (6) month period. The total cost of any such infringement action brought by SEN shall be borne solely by SEN, and SEN shall retain for itself any and all moneys or other benefits derived from such infringement action. Each party shall indemnify and hold the other harmless from any and all damages, costs or expenditures arising directly or indirectly as a result of any infringement action undertaken solely in the name of such party hereunder.

          19.03 If at any time during the term of this Agreement EATON or SEN shall be unable to enforce the Patents against any alleged infringer, EATON shall not be responsible for the validity or for the enforceability of the Patents.

          19.04 The parties shall keep each other fully informed as to the progress of any infringement action under this Section brought in the names of either or both parties. The parties shall cooperate with each other in the prosecution of any infringement action undertaken under this Section, and each shall provide the other with all data in its possession which may be helpful in the prosecution of such action.

          19.05 Any party bringing any infringement action under this Section in its own name and without joining the other party shall have the right to dispose of such action in whatever reasonable manner it determines to be in the best interest of the parties. In any infringement action brought under this Section by either party without the other, the party not bringing such action shall have the right to be represented at its own expense by its own counsel in such action.

          19.06 The parties shall cooperate and confer from time to time as may be necessary and shall agree upon a method or procedure for defending any proceedings for the revocation of any of the Patents.


XX.       EFFECTIVE DATE:

          The effective date of this Agreement shall be 1 October 1995.

XXI.      TERM:

          21.01 The term of this Agreement, unless sooner terminated as provided for in Section XXII, shall commence upon the Effective Date of this Agreement and shall continue for an initial term extending to December 31, 2004, and shall be automatically renewed thereafter for additional five (5) year periods unless either of the parties provides written notice to the other of its intention to terminate the Agreement at least one (1) year prior to the end of the then current term.

          21.02 Both parties shall have the additional right, which must be exercised at least one (1) year prior to the end of the then current term, to provide a written notification to the other of an intention to renew with modifications. In the event a written notification of an intention to renew with modifications is properly provided, both parties will undertake to renegotiate, in good faith, the terms and conditions of this Agreement.

          21.03 In the event a written notification of an intention to renew with modifications pursuant to Section 21.02 above is properly provided and no agreement has been reached at the end of the then current term, the Agreement will be continuously extended until agreement as to modifications is reached or either of the parties provides written notice to the other of its intention to terminate. Such termination shall take effect at the end of one (1) year following the written notice. In the event agreement as to modifications is reached, then the appropriately modified Agreement will continue to the end of a five (5) year period as if renewed pursuant to 21.01.

XXII.     TERMINATION:

          22.01 Either party may have the right to terminate this Agreement by sending written notice of termination to the other if the other shall fail to observe the terms, covenants and conditions hereof and shall fail to cure or substantially cure such default within ninety (90) days after written notice thereof, such termination will take effect immediately upon written notice to the defaulting party after the expiration of said ninety (90) day period.

          22.02 In the event of bankruptcy, insolvency, or dissolution of either party, the other may terminate this Agreement in its entirety, effective immediately, by sending written notice to the bankrupt, insolvent or dissolved party.

          22.03 EATON shall be entitled to terminate this Agreement, upon ninety
          (90) days' written notice to SEN, in the event of either of the following events:

                (a) Exercise of authority by a supervening power resulting in the appropriation or confiscation of SEN's plants, facilities, other assets, Technical Information or Patents; or

                (b) Denial at any time by any governmental authority of the right of SEN to make the remittances provided for in this Agreement.

XXIII.    RIGHTS AFTER TERMINATION:

          23.01 Within thirty (30) days after the termination of this Agreement for any reason whatsoever, SEN shall furnish EATON the following information and shall permit EATON access to the records and facilities of SEN during regular working hours to verify such information:

                (a) Full details of all orders for the Products in the Territory, accepted by SEN and not yet completed, including a description of work to be done regarding such orders; and

                (b) A statement showing the amounts due EATON from SEN up to the date of termination. SEN shall have the right, after termination of this Agreement, to complete sales of all orders for Products in the Territory, accepted but not completed prior to the date of termination; provided, however, that royalty payments shall be due and payable on such uncompleted sales of Products when completed in accordance with the terms and conditions hereof.

          23.02 Any and all proprietary rights in the Patents shall remain exclusively with EATON, its Affiliated or Related Companies, and nothing in this Agreement shall be construed to confer any proprietary interest other than the license rights granted hereunder in the Patents to SEN or to any other party. All rights granted hereunder in the Patents shall revert immediately and automatically to EATON upon termination of this Agreement. If EATON shall terminate this Agreement as a result of a default of any provision hereof by SEN or the other contingencies set forth in Section XXII, (a) SEN shall not after such termination, either directly or indirectly, make use of any Technical Information furnished or disclosed to it by EATON hereunder, excluding the Technical Information already generally known to the public through no fault of SEN or its Affiliated or Related Companies during the term of this Agreement provided, however, that SEN shall be obliged to establish in reasonable detail to EATON's satisfaction that such Technical Information is in fact generally known to the public, (b) SEN's rights in the Technical Information shall automatically terminate and (c) SEN shall immediately return any and all Technical Information to EATON. If SEN shall terminate this Agreement as a result of a default of any provision hereof by EATON or the other contingencies set forth in Section XXII, SEN shall be entitled to continue to utilize the Technical Information in the manufacture of the Products; provided, however, that if a dispute arises as to said default of EATON and arbitration pursuant to Section XXXII hereof results from such dispute, EATON shall have ninety (90) days from the date of the arbitration decision, if against EATON, to rectify said default consistent with the arbitration decision and remove the grounds for termination. Likewise, if a dispute arises as to default of SEN and arbitration pursuant to Section XXXII hereof results from such dispute, SEN shall also have ninety (90) days from the date of the arbitration decision, if against SEN, to rectify said default consistent with the arbitration decision and remove the grounds for termination.

XXIV.     GOVERNMENT APPROVAL:

          SEN shall, at its sole expense, apply for and obtain any approvals, authorizations or validations relative to this Agreement that shall be required by law, either under the Foreign Exchange and Foreign Trade Control Law of Japan or otherwise, including authorization of all payments to be made hereunder. SEN shall, at its sole expense, obtain translations of this Agreement and prepare any documents necessary for such approvals and authorizations of the Japanese Government.

XXV.      DISCLAIMER OF WARRANTY AND PRODUCT LIABILITY:

          25.01 SEN shall assume all warranty obligations for the Products manufactured, used or sold by it hereunder.

          25.02 SEN shall indemnify and save EATON harmless from and against any and all loss, cost, claim, liability, obligation and damage arising from (a) any negligence, representation, promise, agreement or warranty by SEN or its agents, employees, distributors, dealers, representatives, subcontractors, or suppliers relating to the Products or (b) any Product defect or deficiency in production, manufacture, use, design, operation or otherwise of the Products.

XXVI.     ASSIGNMENT:

          Neither of the parties shall be entitled to assign its rights or delegate its obligations under this Agreement without the prior written approval of the other party hereto, except that either party hereto may, without the written consent of the other party, assign its interest in this Agreement or any portion thereof to a Related Company or a successor of the whole of the business relating to the Products which is capable of performing and assuming the obligations hereunder.

XXVII.    TRANSLATION OF AGREEMENT:

          This Agreement has been written in the English language, but in the event it is also written in the Japanese or another language and there are differences from the English text, the English text will govern.

XXVIII.   ENTIRE AGREEMENT:

          The terms and provisions of this Agreement constitute the entire agreement between the parties as to the granting of license rights by EATON to SEN under the Patents and Technical Information. This Agreement shall supersede all previous communications, either oral or written, between the parties with respect to the subject matter hereof, and no agreement or understanding varying or extending them shall be binding upon either party unless in writing signed by a duly authorized officer or representative thereof.

XXIX.     NON-WAIVER OF RIGHTS AND DISCLAIMER OF LIABILITY:

          Failure of either party to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein (except as expressly otherwise provided herein) shall in no way be considered a waiver of such provisions, rights or elections or in any way to affect the validity of this Agreement. The failure of either party to enforce any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights, or elections which it may have under this Agreement.

XXX.      COUNTERPARTS:

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which shall constitute one and the same agreement.

XXXI.     DISCLAIMER OF AGENCY:

          This Agreement shall not constitute SEN the legal agent of EATON, nor shall SEN have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or on behalf of EATON.

XXXII.    ARBITRATION:

          Any and all disputes or differences between the parties pertaining to or arising out of this Agreement, or the breach thereof, shall be settled by arbitration to be held in Tokyo, Japan, if EATON shall demand the arbitration, or in Cleveland, Ohio, United States of America, if SEN shall demand the arbitration, in accordance with the provisions of the Japan-America Trade

Arbitration Agreement of 1952 under the rules specified in said agreement in effect upon the date that either party serves notice upon the other party of a demand for arbitration. The dispute shall be arbitrated by one arbitrator (who shall not be a national of Japan or the United States of America) selected by agreement of both parties; provided, however, in the event the parties cannot agree upon an arbitrator, the arbitrator shall be appointed by the chairman of the Japan Commercial Arbitration Association, if arbitration is to be in Japan, or of the American Arbitration Association, if arbitration is to be in the United States of America. The award rendered by the arbitrator shall be final, binding upon the parties, and enforceable by any court of competent jurisdiction.

XXXIII.   LIABILITIES TO SURVIVE TERMINATION:

          Termination of this Agreement or any rights conveyed hereunder for any cause shall not relieve either party from its obligation to pay to the other all compensation which shall have accrued prior to such termination pursuant to the provisions of this Agreement or release either party from any obligations which may have been incurred prior to such termination as a result of operations conducted under this Agreement. This clause shall not be construed to prevent or limit any award for damages consequent upon a breach of this Agreement.

XXXIV.    NOTICES:

          All notices for all purposes under this Agreement shall be deemed to have been sufficiently addressed when, if given to EATON, addressed to:

                        Office of The Secretary
                        Eaton Corporation
                        1111 Superior Avenue
                        Cleveland, Ohio 44114 U.S.A.

or when, if given to SEN, addressed to:

                        President
                        Sumitomo Eaton Nova Kabushiki Kaisha
                        13-16, Mita 3 Chome,
                        Minato-ku, Tokyo 108, Japan

and if sent by registered airmail with return receipt requested. The date of posting shall be deemed to be the date on which such notice or request has been given or served. The parties may give written notice of change of address by mail or by facsimile and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

          IN WITNESS THEREOF, each of the parties has duly executed this Agreement as of the Effective Date.


                                      EATON CORPORATION

                                      By: /s/ [signature illegible]
                                         ----------------------------------
ATTEST:                                  Vice President

/s/ [signature illegible]
--------------------------------
Director of Business Development

                                      SUMITOMO EATON NOVA
                                      KABUSHIKI KAISHA

                                      By: /s/ [signature illegible]
                                         ----------------------------------
ATTEST:                                  President

/s/ N. Takahashi
--------------------------------
     Managing Director



          SUMITOMO HEAVY INDUSTRIES, LTD., hereby approves the terms and conditions of this Agreement, by the below execution of its Representative
Director:


                                      SUMITOMO HEAVY INDUSTRIES, LTD.

                                      By: /s/ Mitoshi Ozawa
                                         ----------------------------------
ATTEST:                                  President

/s/ H. Taniguchi
--------------------------------
     Managing, Director

                                   APPENDIX A

                                    PRODUCTS

HIGH CURRENT PRODUCTS
---------------------

NV-10                    GSDIII
NV-20                    GSD100
NV-20A                   GSD200
NV-10SD                  GSD200E
GSD                      GSDULE
GSDA

MEDIUM CURRENT PRODUCTS
-----------------------

6200
6200A
6200AV
8200GD
8200P

HIGH ENERGY PRODUCTS
--------------------

NV1002
GSD-HE
GSD-VHE
GSD-UHE